(a) Statement of Net Assets (as of April 2013) (All
Share Classes)			USD=	97.92
				(to be fixed on
				4/30/13)
			(As of the end of April
			2013)

			JPY (in thousands
		US$	except column V)

		34,327,257,	3,361,325,074
I. Total Assets		700

II Total Liabilities		634,562,758	62,136,385

		33,692,694,	3,299,188,689
III. Total Net Assets (I - II)	*	942

IV. Total Number of Shares		665,482,263	Shares
Outstanding	**

V. Net Asset Value per Share	**	50.63	4,958
(III / IV)	*

* Total Net Assets for Investor Shares =
$[4355676266]
** Total Number of Shares Outstanding for Investor
Shares = [99528548]
*** Net Asset Value per Share for Investor Shares =
$[43.76]

			(As of the end of
			December 2012)

			JPY (in thousands
		US$	except column V)
		28,261,925,
I. Total Assets			2,767,407,738
		433
II Total Liabilities		497,902,032	48,754,567
		27,764,023,
III. Total Net Assets (I - II)			2,718,653,171
	*	401
IV. Total Number of Shares
Outstanding	**	624,533,193	Shares
V. Net Asset Value per Share	**
(III / IV)	*	44.46	4,353

* Total Net Assets for Investor Shares =
$[3812704118]
** Total Number of Shares Outstanding for Investor
Shares = [98409581]
*** Net Asset Value per Share for Investor Shares =
$[38.74]